Exhibit 99.1

Journal Communications Reports Fourth Quarter and Full Year 2011 Results

Fourth Quarter 2011 compared to Fourth Quarter 2010 (Continuing Operations):

  Revenue of $95.0 million, down 8.3%
  Television revenue up 7.9% and radio revenue up 5.5% excluding political and issue revenue
  Operating earnings of $14.2 million, including $0.9 million non-cash impairment charge for broadcast licenses, compared to $18.8 million
  Diluted EPS of $0.14, down from $0.20 (continuing operations)
  Repurchased 497,495 class A shares for $2.1 million

Full Year 2011 compared to Full Year 2010 (Continuing Operations):

  Revenue of $356.8 million, down 5.3%
  Television revenue up 3.8% and radio revenue up 2.4% excluding political, issue and Olympic advertising revenue
  Operating earnings of $39.8 million, including a $0.9 million non-cash impairment charge for broadcast licenses compared to $53.0 million
  Sold Florida community newspapers and shoppers for a pre-tax gain of $0.5 million and cash proceeds of $1.3 million
  Year end notes payable to banks of $41.3 million, down $33.3 million from year end 2010

MILWAUKEE--(BUSINESS WIRE)--February 23, 2012--Journal Communications, Inc. (NYSE:JRN) today announced results for its fourth quarter and full year ended December 25, 2011.

“Revenue for the quarter of $95.0 million decreased 8.3% and operating earnings decreased 24.6% to $14.2 million,” said Steven Smith, Chairman of the Board and Chief Executive Officer of Journal Communications. “Excluding political and issue advertising, broadcast revenue grew 7.0% driven by the continued rebound in automotive advertising, up 11.3% in the quarter. On the Publishing side, a challenging advertising revenue environment was offset by a solid increase in commercial print and distribution revenue. We continue to see declines in key advertising categories including classifieds. However, we saw a 7.6% increase in digital revenue across our businesses.

“We ended the year with outstanding borrowings under our credit facility of $41.3 million, a reduction of $33.3 million from the end of 2010, reflecting a leverage of less than one times EBITDA. This gives us the flexibility to use our strong balance sheet to invest in our business and grow through acquisition opportunities.

“Looking ahead to 2012, our goal is to continue to build our local market brands by providing relevant and differentiated content across our television, radio, digital and newspaper platforms. We will continue to focus on building local market share of advertising revenue and plan to take advantage of political and issue advertising in key battleground states such as Wisconsin and Nevada. Our priority in publishing is to continue to provide a significant, high impact daily newspaper and leverage our new JS Everywhere brand. We will introduce our new tablet application and mobile platform later this year, opening up additional growth opportunities for our digital business. We will continue to seek in-market growth opportunities in traditional or digital media, make capital investments that drive growth and look for broadcast acquisitions.”

Fourth Quarter 2011 Results

Note that unless otherwise indicated, all comparisons are to the fourth quarter ended December 26, 2010.

For the fourth quarter, revenue of $95.0 million decreased 8.3% compared to $103.7 million. Operating earnings of $14.2 million decreased 24.6% compared to $18.8 million primarily due to lower political and issue advertising. Included in operating earnings were the following items:

  $0.3 million and $2.0 million in 2011 and 2010, respectively, in workforce reduction related expenses;
  $0.9 million in non-cash broadcast license impairment charges in 2011 and $1.8 million in non-cash impairment charges for a building in Omaha, Nebraska in 2010;
  $1.1 million curtailment gain from an amendment to permanently freeze the qualified and non-qualified retirement benefit plans in 2010.

Excluding the above-mentioned items, operating earnings were $15.4 million compared to $21.5 million, a decrease of 28.4%. Earnings from discontinued operations of $3.5 million in 2010 were the result of our sale of our former printing business. Net earnings were $8.2 million compared to $14.7 million.

In the fourth quarter, basic and diluted earnings per share of class A and B common stock were $0.14. This compares to basic and diluted earnings per share of class A and B common stock from continuing operations of $0.20 in 2010. Basic and diluted earnings per share of class A and B common stock from discontinued operations were $0.06 in 2010. The aggregate impact of the above-mentioned items had a $0.02 and $0.03 negative impact on our diluted earnings per share of class A and B common stock from continuing operations in the fourth quarter of 2011 and 2010, respectively.

The operating margin was 14.9% for the fourth quarter compared to 18.1%. EBITDA (net earnings (loss) excluding the gain/loss from discontinued operations, net; total other expense, net; provision (benefit) for income taxes; depreciation; amortization; and, if any, non-cash impairment charges) was $20.9 million compared to $24.8 million, a decrease of 15.8%.

Full Year 2011 Results

Note that unless otherwise indicated, all comparisons are to the full year ended December 26, 2010.

For the full year, revenue from continuing operations of $356.8 million decreased 5.3% compared to $376.8 million. Operating earnings of $39.8 million decreased 25.0% compared to $53.0 million. Included in operating earnings were the following items:

  $1.7 million and $2.9 million in 2011 and 2010, respectively, in workforce reduction related expenses;
  $0.9 million in non-cash impairment charges for broadcast licenses in 2011 and $1.8 million in non-cash impairment charges for a building in Omaha, Nebraska in 2010; and,
  $1.1 million curtailment gain from an amendment to permanently freeze the qualified and non-qualified retirement benefit plans in 2010.

Excluding the above-mentioned items, operating earnings were $42.3 million compared to $56.6 million, a decrease of 25.0%. Earnings from discontinued operations, net of tax, were $0.3 million compared to $3.7 million in 2010. Net earnings were $22.2 million compared to $34.4 million.

For the full year, basic and diluted net earnings per share of class A and B common stock were $0.37. This compares to basic and diluted net earnings per share of $0.59 in 2010. Basic and diluted earnings per share of class A and B common stock from continuing operations were $0.36 compared to $0.52 in 2010. The aggregate impact of the above-mentioned items had a $0.03 and $0.04 negative impact on our diluted earnings per share of class A and B common stock from continuing operations in 2011 and 2010, respectively. Basic and diluted earnings per share of class A and B common stock from discontinued operations were $0.01 in 2011. This compares to basic and diluted earnings per share of class A and B common stock from discontinued operations of $0.07 in 2010.

The operating margin was 11.1% for 2011 compared to 14.1%. EBITDA (net earnings (loss) excluding the gain/loss from discontinued operations, net; total other expense, net; provision (benefit) for income taxes; depreciation; amortization; and, if any, non-cash impairment charges) was $64.0 million compared to $77.7 million, a decrease of 17.6%.

Consolidated and Segment Results

The following table presents our revenue and operating earnings (loss) by segment for the fourth quarter and full year 2011 and 2010 (dollars in millions):

	4Q	4Q	%	Full Year	Full Year	%
	2011	2010	Change	2011	2010	Change
Revenue:
Broadcasting	$ 50.9	$ 56.3	(9.4)	$ 186.1	$ 194.4	(4.3)
Publishing	44.2	47.4	(6.9)	171.0	182.8	(6.5)
Corporate eliminations	(0.1)	--	--	(0.3)	(0.4)	35.1
Total Revenue	$ 95.0	$ 103.7	(8.3)	$ 356.8	$ 376.8	(5.3)

Operating earnings (loss):
Broadcasting	$ 9.7	$ 16.2	(40.1)	$ 31.0	$ 43.6	(28.8)
Publishing	5.9	5.1	14.8	15.9	18.2	(12.7)
Corporate	(1.4)	(2.5)	43.8	(7.1)	(8.8)	18.7
Total operating earnings	$ 14.2	$ 18.8	(24.6)	$ 39.8	$ 53.0	(25.0)

Broadcast license impairment	$ 0.9	$ --	N/A	$ 0.9	$ --	N/A

For the fourth quarter, total expenses of $80.8 million decreased 4.7% compared to $84.9 million. Excluding the previously mentioned items, total expenses were $79.6 million compared to $82.2 million, a reduction of 3.2%.

For the full year, total expenses of $317.0 million decreased 2.1% compared to $323.8 million. Excluding the previously mentioned items, total expenses were $314.6 million compared to $320.2 million, a reduction of 1.7%.

Broadcasting

For the fourth quarter, broadcasting revenue decreased 9.4% to $50.9 million compared to $56.3 million. Total broadcast political and issue advertising revenue was $0.8 million compared to $9.4 million. Excluding political and issue advertising revenue, broadcasting revenue increased 7.0%. Local advertising revenue increased 5.7% primarily due to an increase in automotive advertising. National revenue increased by 2.7% primarily due to an increase in the financial services advertising. Retransmission revenue was $2.4 million compared to $1.6 million. Broadcasting operating earnings of $9.7 million decreased 40.1% compared to $16.2 million primarily due to lower political and issue advertising revenue.

Revenue from television stations for the fourth quarter decreased 15.4% to $31.6 million compared to $37.4 million. Television political and issue advertising revenue was $0.7 million compared to $8.8 million. Excluding political and issue advertising revenue, television revenue increased 7.9%. Operating earnings were $4.9 million, including a $0.9 million non-cash impairment charge for broadcast licenses in 2011, compared to operating earnings of $13.0 million. Television operating expenses increased 9.3% primarily due to higher employee-related expenses. Excluding the $0.9 million non-cash impairment charge for broadcast licenses, operating expenses increased by 5.7% to $25.8 million.

For the fourth quarter, revenue from radio stations increased 2.3% to $19.3 million from $18.9 million. Radio political and issue advertising revenue was $0.1 million compared to $0.7 million. Excluding political and issue advertising, radio revenue increased 5.5%. Operating earnings from radio stations were $4.7 million compared to $3.2 million. Excluding the $1.8 million non-cash impairment charge for a building in Omaha in 2010, operating earnings were $4.7 million compared to $5.0 million. Radio operating expenses decreased 7.1%. Excluding the Omaha building impairment, radio operating expenses increased 5.0% primarily due to higher employee-related expenses and audience promotion costs.

For the full year, broadcasting revenue decreased 4.3% to $186.1 million compared to $194.4 million. Total broadcast political, issue and Olympic advertising revenue was $4.9 million compared to $18.9 million. Excluding political, issue, and Olympic advertising revenue, broadcasting revenue increased 3.3%. Local advertising revenue increased 2.6%, primarily due to an increase in media and automotive advertising. National advertising declined by 1.0%, primarily due to a decrease in the automotive advertising. Retransmission revenue was $8.6 million compared to $6.5 million. Broadcasting operating earnings decreased to $31.0 million from $43.6 million primarily due to lower political and issue advertising revenue.

Revenue from television stations for the full year decreased 7.5% to $115.7 million compared to $125.1 million. Television political, issue and Olympic advertising revenue was $4.1 million compared to $17.6 million. Excluding political, issue and Olympic advertising revenue, television revenue increased 3.8%. Television automotive advertising decreased $0.3 million. Operating earnings were $15.9 million, including the $0.9 million non-cash impairment charge for broadcast licenses, compared to operating earnings of $29.0 million. Television operating expenses increased 3.9% primarily due to higher employee-related expenses.

For the full year, revenue from radio stations increased 1.6% to $70.4 million from $69.3 million. Radio political and issue advertising revenue was $0.8 million compared to $1.4 million. Excluding political and issue advertising, radio revenue increased 2.4%. Operating earnings from radio stations were $15.1 million compared to $14.5 million. Excluding the $1.8 million non-cash impairment charge for a building in Omaha in 2010, operating earnings were $15.1 million compared to $16.3 million. Radio operating expenses increased 1.0%. Excluding the Omaha building impairment in 2010, radio operating expenses increased 4.4% primarily due to higher employee-related expenses.

Publishing

For the fourth quarter, publishing revenue decreased 6.9% to $44.2 million compared to $47.4 million, largely due to continued decreases in the retail, classified and national advertising categories, partially offset by an increase in other revenue. Operating earnings from publishing were $5.9 million compared to $5.1 million, an increase of 14.8%. Excluding workforce reduction related charges of $0.3 million in 2011 and $2.0 million in 2010 and Florida community newspaper and shopper operating earnings of $0.1 million in 2010, operating earnings were $6.2 million compared to $7.0 million, a decrease of 10.7%. Total newsprint and paper expense was $4.2 million compared to $4.4 million, a 4.8% decrease, primarily due to lower consumption.

Revenue at the daily newspaper for the fourth quarter decreased 3.2% to $38.7 million compared to $39.9 million. Retail advertising revenue decreased 3.7%. Classified advertising revenue decreased 18.6% largely due to a decrease in the real estate and automotive advertising categories. Interactive advertising revenue increased 4.1% to $3.0 million compared to $2.9 million, primarily due to an increase in retail sponsorships. Circulation revenue of $12.8 million was essentially flat. Operating earnings from the daily newspaper were $5.7 million compared to $4.5 million, an increase of 25.1%. Excluding workforce reduction related charges of $0.3 million in 2011 and $1.9 million in 2010, operating earnings were $6.0 million compared to $6.5 million. Daily newspaper operating expenses decreased 6.9%. Excluding workforce reduction related charges in both years, operating expenses decreased by 2.4%. The decrease in operating expenses was due to cost savings from workforce reductions and reduced expenses related to revenue declines.

Community newspapers and shoppers revenue for the fourth quarter decreased 26.3% to $5.5 million compared to $7.5 million. The decrease was primarily due to the sale of Florida community newspaper and shopper operations earlier in 2011 and declines in automotive, retail and real estate advertising revenue. Operating earnings from community newspapers and shoppers were $0.2 million compared to $0.6 million, a decrease of 66.1% primarily due to lower revenue and the sale of our Florida operations. Operating expenses were down 23.0%, primarily due to the sale of Florida operations.

The following table provides additional information on the impact that the sale of Florida operations and workforce adjustments had on Q4 community newspapers and shoppers comparisons (dollars in millions):

Adjusted Community Newspapers and Shoppers Results Compared to GAAP Results
	4Q	4Q
	2011	2010	% Change

Revenue	$5.5	$7.5	(26.3)
Less Florida Operations	--	(1.4)	n/a
Adjusted community newspaper
and shopper revenue	$5.5	$6.1	(9.5)

Operating Expenses	$5.3	$6.9	(23.0)
Less Florida Operations	--	(1.3)	n/a
Less workforce reductions	(0.1)	(0.1)	--
Adjusted community newspaper
and shopper expenses	$5.2	$5.6	(5.8)

Operating Earnings	$0.2	$0.6	(66.1)
Less Florida Operations	--	(0.1)	n/a
Add workforce reductions	0.1	0.1	--
Adjusted community newspaper
and shopper operating earnings	$0.3	$0.6	(47.4)

For the full year, publishing revenue decreased 6.5% to $171.0 million compared to $182.8 million, largely due to continued decreases in the retail, classified and national advertising categories, partially offset by an increase in other revenue (commercial delivery). Operating earnings from publishing were $15.9 million compared to $18.2 million, a decrease of 12.7%. Excluding workforce reduction related charges of $1.7 million in 2011 and $2.5 million in 2010, and Florida operating earnings of $0.6 million in both years (including a $0.5 million gain on the sale of Florida operations in 2011), operating earnings were $17.1 million compared to $20.1 million, a decrease of 15.4%. Total newsprint and paper expense of $16.8 million decreased 2.5% primarily due to a decrease in consumption.

Revenue at the daily newspaper for the full year decreased 4.6% to $145.4 million compared to $152.4 million. Retail advertising revenue decreased 5.5%. Classified advertising revenue decreased 15.7% largely due to a decrease in the real estate advertising category. Interactive advertising revenue increased 4.2% to $11.3 million compared to $10.8 million, primarily due to an increase in retail sponsorships. Circulation revenue of $49.9 million decreased $0.2 million compared to $50.1 million. Operating earnings from the daily newspaper were $14.3 million compared to $15.9 million, a decrease of 10.3%. Excluding workforce reduction related charges of $1.6 million in 2011 and $2.4 million in 2010, operating earnings were $15.9 million compared to $18.2 million, a decrease of 13.3%. Daily newspaper operating expenses decreased 3.9%. Excluding workforce reduction related charges in both years, operating expenses decreased by 4.0% primarily due to cost savings from workforce reductions and reduced expenses related to revenue declines.

Community newspapers and shoppers revenue for the full year decreased 16.0% to $25.6 million compared to $30.4 million. The decrease was primarily due to declines in retail and classified advertising revenue and the sale of Florida operations. Operating earnings from community newspapers and shoppers were $1.6 million compared to $2.3 million, a decrease of 29.4%. Operating expenses were down 14.9%, primarily due to the sale of Florida operations, cost savings from previous workforce reductions and reduced expenses related to revenue declines.

The following table provides additional information on the impact that the sale of Florida operations and workforce adjustments had on full year community newspapers and shoppers comparisons:

Adjusted Community Newspapers and Shoppers Results Compared to GAAP Results
	2011	2010	%
	YTD	YTD	Change
Revenue	$25.6	$30.4	(16.0)
Less Florida Operations	(2.8)	(5.3)	n/a
Adjusted community newspaper
and shopper revenue	$22.8	$25.1	(9.4)

Operating Expenses	$23.9	$28.1	(14.9)
Less Florida expenses (including
2011 $0.5 gain on sale)	(2.2)	(4.7)	(66.1)
Less workforce reductions:	(0.1)	(0.1)	--
Adjusted community newspaper
and shopper expenses	$21.6	$23.3	(7.3)

Operating Earnings	$1.7	$2.3	(29.4)
Less Florida Operations	(0.6)	(0.6)	--
Add workforce reductions	0.1	0.1	--
Adjusted community newspaper
and shopper operating earnings	$1.2	$1.8	(36.3)

Corporate

The operating loss for the fourth quarter was $1.4 million compared to $2.5 million. The reduction in the operating loss was due to lower costs associated with our former direct mail and printing businesses and a reduction in executive incentive compensation costs in 2011.

For the full year, the operating loss was $7.1 million compared to $8.8 million primarily due to lower executive compensation costs in 2011 and lower costs associated with our former printing services business.

Discontinued Operations

In the fourth quarter of 2010, we recorded an after-tax gain from the discontinued operations of our former printing services business of $3.5 million. For the full year 2011, after-tax earnings from discontinued operations of $0.3 million were driven by a gain on the sale of real estate holdings in Green Bay, Wisconsin related to our former label printing business. After-tax earnings from discontinued operations in 2010 of $3.7 million were related to our former direct marketing and printing services businesses.

Non-Operating Items

For the fourth quarter, other expense, which primarily consists of interest expense, was $0.7 million compared to $1.2 million. For the full year, other expense, which primarily consists of interest expense, was $3.5 million compared to $3.3 million. The increase in interest expense reflects the increase in borrowing rates under our amended and extended credit agreement entered into on August 13, 2010 partially offset by the decrease in average borrowings.

The fourth quarter and full year effective tax rates were 38.9% and 39.8%, respectively, compared to 36.4% and 38.3%, respectively.

Notes Payable to Banks and Cash Flows

At year end, our notes payable to banks was $41.3 million. During the fourth quarter and the year, we reduced our notes payable to banks by $13.7 million and $33.3 million, respectively. Our consolidated funded debt ratio, as defined in our credit agreement, was 0.61-to-1. Cash from operating activities was $45.5 million compared to $71.8 million. The decrease was due to a decrease in cash provided by working capital, the decrease in net earnings, payments related to our executive inventive compensation plan and tax payments related to the sale of our former printing services business. Year-to-date capital expenditures were $10.7 million compared to $9.4 million.

First Quarter 2012 Outlook

For the first quarter of 2012, we anticipate that broadcasting revenues will be up compared to the prior year period. We anticipate that publishing revenues will be down compared to the prior year period reflecting continued challenges with publishing advertising revenue.

Conference Call and Webcast

The company will hold an earnings conference call today at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT). To access the call, dial (866) 543-6407 (domestic) or (617) 213-8898 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 55616976. A live webcast of the fourth quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through March 1, 2012. Replays of the conference call will also be available through March 1, 2012. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 19476841. Pre-registration for the conference call is now available at www.journalcommunications.com/investors.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in radio and television broadcasting, publishing and interactive media. We own and operate 33 radio stations and 13 television stations in 12 states and operate an additional television station under a local marketing agreement. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and several community newspapers and shoppers in Wisconsin. Our interactive media assets build on our strong publishing and broadcasting brands.

Tables Follow

Journal Communications, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	Fourth Quarter (A)			Four Quarters (B)
	2011	2010	% Change	2011	2010	% Change

Revenue:
Broadcasting	$ 50,951	$ 56,266	(9.4)	$ 186,080	$ 194,365	(4.3)
Publishing	44,169	47,422	(6.9)	170,976	182,799	(6.5)
Corporate eliminations	(74)	(2)	U	(263)	(405)	35.1
Total revenue	95,046	103,686	(8.3)	356,793	376,759	(5.3)

Operating costs and expenses:
Broadcasting	23,984	22,620	6.0	92,371	91,018	(1.5)
Publishing	27,118	30,404	(10.8)	109,557	117,074	(6.4)
Corporate eliminations	(74)	(2)	U	(263)	(405)	35.1
Total operating costs and expenses	51,028	53,022	(3.8)	201,665	207,687	(2.9)

Selling and administrative expenses	29,828	31,851	(6.4)	115,346	116,048	(0.6)
Total operating costs and expenses
and selling and administrative
expenses	80,856	84,873	(4.7)	317,011	323,735	(2.1)

Operating earnings	14,190	18,813	(24.6)	39,782	53,024	(25.0)

Other income and (expense):
Interest income	65	23		117	81
Interest expense	(796)	(1,260)		(3,642)	(3,362)
Total other income and (expense)	(731)	(1,237)	(40.9)	(3,525)	(3,281)	7.4

Earnings from continuing operations before income taxes	13,459	17,576	(23.4)	36,257	49,743	(27.1)

Provision for income taxes	5,235	6,405	(18.3)	14,412	19,065	(24.4)

Earnings from continuing operations	8,224	11,171	(26.4)	21,845	30,678	(28.8)

Earnings from discontinued operations, net of tax	-	3,512	N/A	341	3,703	(90.8)

Net earnings	$ 8,224	$ 14,683	(44.0)	$ 22,186	$ 34,381	(35.5)

Weighted average number of shares-Class A and B common stock:
Basic and diluted	50,592,270	50,889,957		51,088,215	50,789,029

Weighted average number of shares-Class C common stock	3,264,000	3,264,000		3,264,000	3,264,000

Earnings per share:
Basic - Class A and B common stock:
Continuing operations	$ 0.14	$ 0.20		$ 0.36	$ 0.52
Discontinued operations	--	0.06		0.01	0.07
Net earnings	$ 0.14	$ 0.26		$ 0.37	$ 0.59

Diluted - Class A and B common stock:
Continuing operations	$ 0.14	$ 0.20		$ 0.36	$ 0.52
Discontinued operations	--	0.06		0.01	0.07
Net earnings	$ 0.14	$ 0.26		$ 0.37	$ 0.59

Basic and diluted - Class C common stock:
Continuing operations	$ 0.28	$ 0.34		$ 0.93	$ 1.09
Discontinued operations	--	0.06		0.01	0.07
Net earnings	$ 0.28	$ 0.40		$ 0.94	$ 1.16

(A)	2011 fourth quarter: September 26, 2011 to December 25, 2011
2010 fourth quarter: September 27, 2010 to December 26, 2010
(B)	2011 four quarters: December 27, 2010 to December 25, 2011
2010 four quarters: December 28, 2009 to December 26, 2010
U	Greater than 100% unfavorable variance

Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	Fourth Quarter (A)			Four Quarters (B)
	2011	2010	% Change	2011	2010	% Change
Revenue
Broadcasting	$ 50,951	$ 56,266	(9.4)	$ 186,080	$ 194,365	(4.3)
Publishing	44,169	47,422	(6.9)	170,976	182,799	(6.5)
Corporate eliminations	(74)	(2)	U	(263)	(405)	35.1
	$ 95,046	$ 103,686	(8.3)	$ 356,793	$ 376,759	(5.3)

Operating earnings (loss)
Broadcasting	9,692	$ 16,178	(40.1)	$ 31,001	$ 43,559	(28.8)
Publishing	5,907	5,144	14.8	15,901	18,222	(12.7)
Corporate	(1,409)	(2,509)	43.8	(7,120)	(8,757)	18.7
	$ 14,190	$ 18,813	(24.6)	$ 39,782	$ 53,024	(25.0)

Depreciation and amortization
Broadcasting	$ 3,142	$ 3,138	0.1	$ 12,297	$ 12,747	(3.5)
Publishing	2,540	2,757	(7.9)	10,412	11,382	(8.5)
Corporate	167	133	25.6	622	500	24.4
	$ 5,849	$ 6,028	(3.0)	$ 23,331	$ 24,629	(5.3)

(A)	2011 fourth quarter: September 26, 2011 to December 25, 2011
2010 fourth quarter: September 27, 2010 to December 26, 2010
(B)	2011 four quarters: December 27, 2010 to December 25, 2011
2010 four quarters: December 28, 2009 to December 26, 2010
U	Greater than 100% unfavorable variance

Journal Communications, Inc.
Broadcasting and Publishing Segment Information (unaudited)
(dollars in thousands)

	Fourth Quarter of 2011 (A)			Fourth Quarter of 2010 (B)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 31,656	$ 19,295	$ 50,951	$ 37,398	$ 18,868	$ 56,266	(15.4)	2.3	(9.4)

Operating earnings	$ 4,948	$ 4,744	$ 9,692	$ 12,965	$ 3,213	$ 16,178	(61.8)	47.7	(40.1)

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 16,244	$ 3,602	$ 19,846	$ 16,860	$ 5,380	$ 22,240	(3.7)	(33.0)	(10.8)
Classified	3,742	686	4,428	4,597	948	5,545	(18.6)	(27.6)	(20.1)
National	1,304	--	1,304	1,472	--	1,472	(11.4)	N/A	(11.4)
Direct Marketing	26	--	26	79	--	79	(67.1)	N/A	(67.1)
Total advertising revenue	21,316	4,288	25,604	23,008	6,328	29,336	(7.4)	(32.2)	(12.7)
Circulation revenue	12,784	421	13,205	12,819	447	13,266	(0.3)	(5.8)	(0.5)
Other revenue	4,545	815	5,360	4,097	723	4,820	10.9	12.7	11.2
Total revenue	$ 38,645	$ 5,524	$ 44,169	$ 39,924	$ 7,498	$ 47,422	(3.2)	(26.3)	(6.9)

Operating earnings	$ 5,711	$ 196	$ 5,907	$ 4,565	$ 579	$ 5,144	25.1	(66.1)	14.8

	Four Quarters of 2011 (C)			Four Quarters of 2010 (D)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 115,713	$ 70,367	$ 186,080	$ 125,082	$ 69,283	$ 194,365	(7.5)	1.6	(4.3)

Operating earnings	$ 15,947	$ 15,054	$ 31,001	$ 29,047	$ 14,512	$ 43,559	(45.1)	3.7	(28.8)

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 56,706	$ 17,247	$ 73,953	$ 60,016	$ 21,195	$ 81,211	(5.5)	(18.6)	(8.9)
Classified	16,751	3,398	20,149	19,874	4,369	24,243	(15.7)	(22.2)	(16.9)
National	4,488	--	4,488	5,056	--	5,056	(11.2)	N/A	(11.2)
Direct Marketing	125	--	125	211	--	211	(40.8)	N/A	(40.8)
Total advertising revenue	78,070	20,645	98,715	85,157	25,564	110,721	(8.3)	(19.2)	(10.8)
Circulation revenue	49,915	1,748	51,663	50,095	1,894	51,989	(0.4)	(7.7)	(0.6)
Other revenue	17,436	3,162	20,598	17,128	2,961	20,089	1.8	6.8	2.5
Total revenue	$ 145,421	$ 25,555	$ 170,976	$ 152,380	$ 30,419	$ 182,799	(4.6)	(16.0)	(6.5)

Operating earnings	$ 14,250	$ 1,651	$ 15,901	$ 15,883	$ 2,339	$ 18,222	(10.3)	(29.4)	(12.7)

(A)	2011 fourth quarter: September 26, 2011 to December 25, 2011
(B)	2010 fourth quarter: September 27, 2010 to December 26, 2010
(C)	2011 four quarters: December 27, 2010 to December 25, 2011
(D)	2010 four quarters: December 28, 2009 to December 26, 2010

NOTE:

Broadcasting and publishing segment information is provided to facilitate comparison of our broadcasting and publishing segments results with those of other broadcasting and publishing companies and is not representative of the overall business of Journal Communications or its operating results.

Journal Communications, Inc.
Reconciliation of consolidated net earnings to consolidated EBITDA (unaudited)
(dollars in thousands)

	Fourth Quarter (A)		Four Quarters (B)
	2011	2010	2011	2010

Net earnings	$ 8,224	$ 14,683	$ 22,186	$ 34,381
Earnings from discontinued operations, net	-	(3,512)	(341)	(3,703)
Provision for income taxes	5,235	6,405	14,412	19,065
Total other expense, net	731	1,237	3,525	3,281
Depreciation	5,459	5,552	21,764	22,697
Amortization	390	476	1,567	1,932
Intangible Impairment	879	-	879	-
EBITDA	$ 20,918	$ 24,841	$ 63,992	$ 77,653

(A)	2011 fourth quarter: September 26, 2011 to December 25, 2011
2010 fourth quarter: September 27, 2010 to December 26, 2010
(B)	2011 four quarters: December 27, 2010 to December 25, 2011
2010 four quarters: December 28, 2009 to December 26, 2010

We define EBITDA as net earnings (loss) excluding earnings/loss from discontinued operations, net, provision (benefit) for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation, amortization and, if any, non-cash impairment charges. Our management uses EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars and shares in thousands)

	Fourth Quarter (A)				Four Quarters (B)
	2011		2010		2011		2010

Numerator for diluted earnings per share:
Dividends on class A and B common stock	$ -	*	$ -	*	$ -	*	$ -	*
Dividends on class C common stock	464		464		1,854		1,854
Dividends on non-vested restricted stock	-		-		-		-
Total undistributed earnings from continuing operations
Class A and B	7,198	*	9,901	*	18,546	*	26,634	*
Class C	464		635		1,186		1,712
Non-vested restricted stock	98		171		259		478
Earnings from discontinued operations
Class A and B	-		3,247		316		3,422
Class C	-		208		20		220
Non-vested restricted stock	-		57		5		61
Net earnings	$ 8,224		$ 14,683		$ 22,186		$ 34,381

Denominator for diluted earnings per class A and B share:
Weighted average shares outstanding - Class A and B	50,592		50,890		51,088		50,789
Impact of non-vested restricted shares	-		-		-		-
Conversion of class C shares	-		-		-		-
Adjusted weighted average shares outstanding for class A and B	50,592	*	50,890	*	51,088	*	50,789	*

Diluted earnings per share of class A and B:
Continuing operations	$ 0.14	*	$ 0.20	*	$ 0.36	*	$ 0.52	*
Discontinued operations	-		0.06		0.01		0.07
Net earnings	$ 0.14		$ 0.26		$ 0.37		$ 0.59

* Included in calculation of diluted earnings per share from continuing operations - class A and B

(A)	2011 fourth quarter: September 26, 2011 to December 25, 2011
2010 fourth quarter: September 27, 2010 to December 26, 2010
(B)	2011 four quarters: December 27, 2010 to December 25, 2011
2010 four quarters: December 28, 2009 to December 26, 2010

Journal Communications, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)

	December 25,
	2011	December 26,
	(unaudited)	2010
ASSETS
Current assets:
Cash and cash equivalents	$ 2,418	$ 2,056
Investments of variable interest entity	500	500
Receivables, net	56,695	55,309
Inventories, net	1,766	1,035
Prepaid expenses and other current assets	3,877	3,961
Syndicated programs	2,822	7,361
Deferred income taxes	3,593	4,809
Total current assets	71,671	75,031
Property and equipment, net	168,200	179,725
Syndicated programs	4,457	3,083
Goodwill	8,670	9,098
Broadcast licenses	81,547	82,426
Other intangible assets, net	21,400	22,988
Deferred income taxes	57,236	54,077
Other assets	4,544	5,342
Total assets	$ 417,725	$ 431,770

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 20,516	$ 22,895
Accrued compensation	11,888	13,703
Accrued employee benefits	6,217	5,087
Deferred revenue	14,662	13,899
Syndicated programs	3,436	8,685
Accrued income taxes	2,740	7,332
Other current liabilities	6,093	6,493
Current portion of long-term liabilities	382	561
Total current liabilities	65,934	78,655
Accrued employee benefits	90,176	58,534
Syndicated programs	5,527	5,114
Long-term notes payable to banks	41,305	74,570
Other long-term liabilities	8,595	5,970
Shareholders' equity	205,024	207,763
Noncontrolling interest	1,164	1,164
Total liabilities and equity	$ 417,725	$ 431,770

CONTACT:
Journal Communications, Inc.
Andre Fernandez, 414-224-2884
President and Chief Financial Officer